Exhibit 99.1

STORAGE SEMICONDUCTOR BUSINESS

A BUSINESS UNIT OF

AVAGO TECHNOLOGIES PTE. LTD.

COMBINED STATEMENTS OF ASSETS SOLD AND LIABILITIES TRANSFERRED

AND STATEMENTS OF REVENUES AND OPERATING EXPENSES

As of October 31, 2005 and 2004 and for the years ended October 31, 2005, 2004 and 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Avago Technologies Pte. Ltd.:

We have audited the accompanying Combined Statements of Assets Sold and Liabilities Transferred and Combined Statements of Revenues and Operating Expenses of the Storage Semiconductor Business (the “Business”), a business unit of Avago Technologies Pte. Ltd. (“Avago”), as of October 31, 2005 and 2004, and for each of the three years in the period ended October 31, 2005 as more fully described in Note 1. These financial statements are the responsibility of the management of Avago. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of PMC-Sierra, Inc. as described in Note 1, and are not intended to be a complete presentation of the Business’ financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets sold and liabilities transferred of the Business at October 31, 2005 and 2004 and the revenues and operating expenses of the Business described in Note 1 for each of the three years in the period ended October 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 3, the Business and its former parent, Agilent Technologies, Inc., engaged in extensive intercompany transactions, and the Business relied on its parent for substantially all of its operational and administrative support for which it is allocated costs on a basis that management believes is appropriate in the circumstances. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the combined financial statements had the Business been an entity operated independently of the parent.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 24, 2006

STORAGE SEMICONDUCTOR BUSINESS

A BUSINESS UNIT OF AVAGO TECHNOLOGIES PTE. LTD.

COMBINED STATEMENTS OF REVENUES AND OPERATING EXPENSES

	Year ended October 31,
	2005	2004	2003
	(in thousands)
Revenues, net	$111,822	$113,040	$115,316

Operating expenses (Note 3):
Cost of products	39,483	39,889	51,163
Research and development	38,640	45,456	50,652
Selling, general and administrative	21,953	25,320	30,904

Total operating expenses	100,076	110,665	132,719

Excess (shortfall) of revenues over operating expenses	$11,746	$2,375	$(17,403)

The accompanying notes are an integral part of these combined financial statements.

STORAGE SEMICONDUCTOR BUSINESS

A BUSINESS UNIT OF AVAGO TECHNOLOGIES PTE. LTD.

COMBINED STATEMENTS OF ASSETS SOLD AND LIABILITIES TRANSFERRED

	October 31,
	2005	2004
	(in thousands)
ASSETS SOLD:
Inventory	$4,656	$4,348
Machinery and equipment, net	5,876	3,639
Technology licenses	—	2,053

Total assets sold	$10,532	$10,040

LIABILITIES TRANSFERRED:
Accrued employee flexible time off	$2,051	$2,078
Commitments and contingencies (Notes 12 and 13)

Total liabilities transferred	$2,051	$2,078

Total assets sold and liabilities transferred	$8,481	$7,962

The accompanying notes are an integral part of these combined financial statements.

STORAGE SEMICONDUCTOR BUSINESS

A BUSINESS UNIT OF AVAGO TECHNOLOGIES PTE. LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Overview & Basis of Presentation

Overview

The Storage Semiconductor Business (“we”, “us”, “IOSD”, “Storage”, “our Business”, or “the Business”) operates as a business unit of Avago Technologies Pte. Ltd. (“Avago”). Avago was formerly known as Argos Acquisition Pte. Ltd. (“Argos”). Prior to December 1, 2005, we operated as the I/O Solutions Division (“IOSD”) of the Semiconductor Products Group (“SPG”) of Agilent Technologies, Inc. (“Agilent” or “Parent”). We are a leading supplier of semiconductor components used in data storage systems, as well as other storage-related products. We design, develop and manufacture products for the enterprise storage and networking markets.

Basis of Presentation

Prior to December 1, 2005, we operated as part of Agilent, and not as a stand-alone company. On August 14, 2005, Agilent entered into an Asset Purchase Agreement with Argos providing for the sale of substantially all of the assets and the transfer of certain liabilities of SPG (see Note 15, “Subsequent Event”). On October 28, 2005, Argos entered into a definitive agreement for the sale of certain of the assets and the transfer of certain liabilities of our Business to PMC-Sierra, Inc. (“PMC”). Under the terms of the Purchase and Sale Agreement (“Purchase and Sale Agreement”), the purchase price payable will be $425 million, subject to adjustments. The transaction is subject to other customary closing conditions. We anticipate the transaction to close during the quarter ending April 30, 2006.

The accompanying combined statements of assets sold and liabilities transferred of the Business as of October 31, 2005 and 2004, and statements of revenues and operating expenses for the twelve months ended October 31, 2005, 2004 and 2003 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statements of assets sold and liabilities transferred include only specific assets and liabilities included in the transaction defined in the Purchase and Sale Agreement. GAAP financial statements were not previously prepared for IOSD as it has no separate legal status or existence. Furthermore, there is no general ledger for IOSD on a standalone basis and neither complete balance sheets nor balance sheet detail have been prepared for it. Cash management functions were part of an Agilent shared services organization and were not performed at IOSD’s level. The information regarding cash management transactions was not, in most instances, allocated to IOSD and is not otherwise readily available. As a result, neither Agilent nor Avago are able to provide complete financial information for IOSD. Based on the foregoing, complete balance sheet and income statement information, and consequently cash flow information, for the IOSD business cannot be compiled. As a result, full audited financial statements are not provided.

The accompanying combined statements of revenues and operating expenses include historic revenues and operating expenses, including allocated corporate costs, of the Business. Certain other expenses and income such as interest income and interest expense and income taxes have been excluded from the accompanying combined statements of revenues and operating expenses as it is not practical to isolate or allocate such expenses and income to the Business. The accompanying combined statements of assets sold and liabilities transferred have been derived from the accounting records of Agilent using the historical basis of assets and liabilities of IOSD. These combined financial statements are not intended to be a complete representation of the financial position or results of operations for the Business as a stand-alone going concern, nor are they indicative of the results to be expected from future operations of the Business.

We receive substantial management and shared administrative services from Agilent and Avago. We, Avago and Agilent engage in certain intercompany transactions. We relied on Agilent for substantially all of our operational and administrative support during the years ended October 31, 2005, 2004 and 2003. The combined statements of revenues and operating expenses include allocations of certain Agilent and SPG corporate expenses, including: information technology resources and support; finance, accounting, and auditing services; real estate and facility management services; human resources activities; indirect procurement activities; treasury services, sales, customer contract administration, legal advisory services, and research and development services. We benefit from Agilent agreements with third parties related to sales arrangements and distribution agreements; cost sharing arrangements covering branding and marketing expenses, intangible development and research and development services agreements, trademark license agreements, agreements and arrangements related to the use of licensed business technology and the use of trademarks; and agreements related to the use of real property.

Management believes the assumptions and allocations underlying the combined statements of assets sold and liabilities transferred and the related statements of revenues and operating expenses are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis that Agilent and we consider to be a reasonable reflection of the utilization of services provided or the benefit received by us during the periods presented.

However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had we been an entity that operated independently of Agilent and SPG. Consequently our future results of operations after our separation from Agilent and Avago will include costs and expenses for us to operate as a business unit of PMC, and these costs and expenses may be materially different than our historical results of operations and financial position. Accordingly, the financial statements for these periods are not indicative of our future results and financial position.

See Note 3, “Transactions between Agilent and Storage and Avago” for further information regarding the relationships we have with Agilent.

2. Summary of Significant Accounting Policies

Principles of combination. All significant intra-company transactions within the Business have been eliminated. All significant transactions between us and other businesses of Agilent, including SPG, are included in these combined financial statements. All intercompany transactions are considered to be effectively settled for cash at the time the transaction is recorded. Certain assets and liabilities of our Business, which are included in these statements, may, or may not be indicative of our Business on a stand-alone basis or as an operating unit of PMC.

Use of estimates. Management bases its estimates on historical experience and various other assumptions believed to be reasonable. Although these estimates are based on management’s best knowledge of current events and actions that may impact the Business in the future, actual results may be different from the estimates.

Revenue recognition. We recognize revenue, net of trade discounts and allowances, provided that (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the price is fixed or determinable and (4) collectibility is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. We consider the price to be fixed or determinable when the price is not subject to refund or adjustments or when any such adjustments are accounted for. We evaluate the creditworthiness of our customers to determine that appropriate credit limits are established prior to the acceptance of an order. Revenue, including sales to resellers and distributors, is reduced for estimated returns and distributor allowances, when appropriate.

Cost of products. Cost of products include all variable costs associated with the manufacture of IOSD products, including raw materials, purchased components, packaging, shipping and handling, and outside processing purchased from third parties, as well as direct labor and factory overhead. Cost of products also includes charges for inventory excess and obsolescence. See Note 6, “Inventory”.

Research and development expense. Costs related to research, design and development of our products are charged to research and development expense as they are incurred. Research and development expenses are primarily incurred in the U.S. to develop and support IOSD products and to maintain IOSD products’ compatibility with various industry standards for data communications and network storage as well as to meet specific customer design requirements.

Selling, general and administrative expenses. Selling, general and administrative expenses are primarily costs incurred by IOSD personnel located in the U.S. and Singapore as well as certain costs allocated to the Business.

Stock-based compensation. Our employees participated in Agilent’s stock-based compensation plans. We account for stock-based awards, based on Agilent’s stock, to our employees using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. Under the intrinsic value method, we record compensation expense related to stock options in our statement of revenues and operating expenses when the exercise price of our employee stock-based award is less than the market price of the underlying Agilent stock on the date of the grant. In August 2005, Agilent’s Board of Directors approved the acceleration of vesting of the options of our employees transferred in the then pending sale of the business to Argos Acquisition Pte. Ltd. (see Note 1). The options became fully vested on the day that the transaction closed, December 1, 2005. In accordance with APB 25, we recorded a charge for the accelerated vesting of approximately $1,166,000 during the year ended October 31, 2005. See Note 4, New Accounting Pronouncements, for new accounting for stock-based awards beginning November 1, 2005.

Pro forma information. Pro forma excess of revenues over operating expenses information, as required by SFAS No. 123 has been determined as if we had accounted for the Business’ employee stock options granted, including shares issuable to our employees under the Agilent Technologies, Inc. Employee Stock Purchase Plan (the “423(b) Plan”), the Agilent Technologies, Inc. Long-Term Performance Program (the “LTPP”) and the Option Exchange Program described below, under SFAS No. 123’s fair value method.

The pro forma effect of recognizing compensation expense in accordance with SFAS No. 123 is as follows:

	Years ended October 31,
	2005	2004	2003
	(in thousands)
Excess (shortfall) of revenues over operating expenses - as reported	$11,746	$2,375	$(17,403)
APB 25 based compensation	1,166	—	—
SFAS No. 123 stock based compensation (1)	(8,743)	(4,427)	(3,905)

Excess (shortfall) of revenues over operating expenses - pro forma	$4,169	$(2,052)	$(21,308)

(1)	The pro forma results for the years ended October 31, 2005, 2004 and 2003, include approximately $323,000, $1,043,000 and $303,000, respectively, of compensation expense relating to Agilent’s Option Exchange Program. The remainder of the expense for those periods related to options granted over the past five years.

The fair value of options granted was estimated at grant date using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	Years Ended October 31,
	2005	2004	2003
Risk-free interest rate for options	3.55%	2.75 - 3.95%	1.15 - 3.31%
Risk-free interest rate for the 423(b) Plan	2.42%	1.04 - 1.31%	1.10 - 1.77%
Dividend yield	0%	0%	0%
Volatility for options (1)	39%	53 - 64%	60 - 80%
Volatility for the 423(b) Plan (1)	37%	36 - 61%	63 - 80%
Expected option life (2)	4 years	5.5 years	3.5 - 5.5 years
Expected life for the 423(b) Plan (2)	6 months - 2 yrs.	6 months - 1 yr.	6 months - 2 yrs.

(1)	During 2004, we used Agilent’s historical volatility to estimate expected stock price volatility used in the computation of stock-based compensation under the fair value method. During 2005, for our employee stock options, we used a 4-year period, of equally weighted historical volatility and market-based implied volatility for the computation of stock-based compensation. For the year ended October 31, 2005, for the 423(b) Plan, we used a market-based implied volatility of the same term as the expected life.
(2)	In 2005, we refined the assumption for expected option life to 4 years, from our previous estimate of 5.5 years. In determining the estimate, we considered several factors, including the expected lives used by a peer group of companies and the historical option exercise behavior of Agilent employees.

SFAS No. 123 requires the use of highly subjective assumptions within option pricing models to determine the value of employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options and amortized over six months to two years for the 423(b) Plan.

Advertising. Business specific advertising costs are expensed as incurred and amounted to less than $10,000 in the years ended October 31, 2005, 2004 and 2003. Some corporate advertising expenses are allocated to us by Agilent and SPG as part of corporate allocations described in Note 3 but are not separately identifiable.

Inventory. Inventory is valued at standard cost, which approximates actual cost computed on a first-in, first-out basis, not in excess of market value. We assess the valuation of our inventory on a quarterly basis and periodically write down the value for estimated excess and obsolete inventory based on estimates about future demand.

Machinery and equipment. Machinery and equipment are stated at cost less accumulated depreciation. Additions, improvements and major renewals are capitalized; maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation and amortization are removed from our general ledger and the resulting gain or loss is reflected in the combined statement of revenues and operating expenses. Machinery and equipment are depreciated over three to ten years. The straight-line method of depreciation is used for all machinery and equipment.

Technology licenses. Intangible assets, including technology licenses, are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the economic lives of the respective assets, generally three to five years.

Impairment of long-lived assets. We continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets, including technology licenses, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the undiscounted future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. We recognized an impairment loss on one of our technology licenses during the year ended October 31, 2005 (See Note 8).

Foreign currency translation. The functional currency for many of Agilent’s subsidiaries outside the U.S. is local currency based on the criteria of SFAS No. 52 “Foreign Currency Translation”. We are primarily located in the U.S. and Singapore. For those business units that operate in a local currency functional environment, all assets and liabilities are translated into U.S. dollars using current exchange rates; revenue and expenses are translated using average exchange rates in effect during each period.

For those business units that operate in a U.S. dollar functional environment, inventory, machinery and equipment and other assets are remeasured at historical exchange rates. Revenues and expenses are generally translated at average exchange rates in effect during each period, except for those expenses related to balance sheet amounts that are remeasured at historical exchange rates.

3. Transactions between Agilent and Storage and Avago

Intercompany Transactions

We derived no revenue from the sales of products to other Agilent businesses, including SPG, for the years ended October 31, 2005, 2004 and 2003, respectively.

We purchased materials from other Agilent businesses of $3,174,000, $2,158,000 and $1,179,000 for the years ended October 31, 2005, 2004 and 2003, respectively. All purchases were at cost and were recorded in cost of products for the respective periods. IOSD also purchased capital equipment from Agilent’s EMS business segment. These purchases were $129,000 and $313,000 in the years ended October 31, 2005 and 2004, respectively.

Allocated Costs

The combined statement of revenues and operating costs includes our direct expenses for cost of products sold, research and development, sales and marketing, distribution, and administration as well as allocations of expenses arising from shared services and infrastructure provided by Agilent to us. These allocated expenses include costs of centralized research and development, legal and accounting services, employee benefits, real estate and facilities, corporate advertising, insurance services, information technology, treasury, sales, order management and other corporate and infrastructure services including costs associated with restructuring activities (see Note 10, “Restructuring”). These expenses are allocated to us using estimates that we consider to be a reasonable reflection of the utilization of services provided to or benefits received by us. The allocation methods include headcount, square footage, actual consumption and usage of services, adjusted invested capital and others. In the year ended October 31, 2005, our combined statement of revenues and operating expenses includes expenses of $315,000 which were paid on our behalf by Agilent for transitional costs relating to the sale of the Business. These transitional costs include information technology costs to separate our financial and employee-related data and site consolidation related to separation.

Allocated costs included in the accompanying combined statements of revenues and operating expenses are as follows:

	Year ended October 31,
	2005	2004	2003
	(in thousands)
Cost of products	$7,389	$8,369	$9,502
Research and development	6,748	8,454	9,263
Selling, general and administrative	15,667	18,669	23,192

Total allocated costs	$29,804	$35,492	$41,957

Agreements with Agilent

We share and operate under numerous agreements executed by Agilent with third parties, including but not limited to purchasing, manufacturing, supply, and distribution agreements; use of facilities owned, leased, and managed by Agilent; and software, technology and other intellectual property agreements.

In conjunction with the Asset Purchase Agreement with Avago (See Note 1 “Basis of Presentation”), Agilent agreed to work with Avago to novate, convey, transfer, assign, or sublease certain specific agreements to Avago. In addition, Agilent entered into a Master Separation Agreement whereby it agreed to provide Avago with certain transition services until six months after the close of the sale, unless extended for specific services or otherwise indicated in the agreement for another six months. The services include IT infrastructure services, data processing and telecommunications services such as voice telecommunications and data transmission, and corporate support services, including accounting, real estate management and other administrative functions. Specified charges for such services are intended to be at cost.

Agreements between Avago and PMC

On October 28, 2005, in conjunction with the Purchase and Sale Agreement (see Note 1 “Basis of Presentation”), Avago entered into a Master Separation Agreement whereby it agreed to provide PMC with certain finance and administrative, governance, information technology, engineering and facilities services until six months after the closing date, unless extended for specific services or otherwise indicated in the agreement for another three month period. Also, in conjunction with the Purchase and Sale Agreement, Avago entered into a Ft. Collins Supply Agreement with PMC under which Avago will supply certain semiconductor products according to definitive terms and specifications. The agreement shall continue for a period of one year after the closing date and can be renewed for an additional one year period unless notice of termination is provided by either party at least 120 days prior to the termination date of the initial or extended term.

4. New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) addresses all forms of share-based payment (“SBP”) awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123(R) supersedes our current accounting for SBP awards under APB No. 25 and requires us to expense SBP awards with compensation cost for SBP awards measured at fair value. In March 2005, the SEC issued Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB No. 107”) relating to the adoption of SFAS 123(R). Beginning in our first quarter of 2006, we will adopt the provisions of SFAS No. 123(R) under the modified prospective transition method using the Black-Scholes option pricing model. Under the new standard, our estimate of compensation expense will require a number of complex and subjective assumptions including stock price volatility, employee exercise patterns (expected life of options), future forfeitures and related tax effects. We will recognize SPB compensation expense for awards issued after November 1, 2005 on a straight-line basis over the vesting period of the award. For awards issued prior to November 1, 2005, we will recognize SBP compensation expense based on FASB Interpretation 28 “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans an interpretation of APB Opinions No. 15 and 25”, which provides for accelerated expensing. We are continuing to evaluate the impact of SFAS No. 123(R) on our financial statements.

In November 2004, the FASB issued FASB Statement No. 151, “Inventory Costs – an amendment of ARB No. 43” (“SFAS 151”), which is the result of its efforts to converge U.S. accounting standards for inventories with International Accounting Standards. SFAS No. 151 requires idle facility expenses, freight, handling costs, and wasted material (spoilage) costs to be recognized as current-period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We are evaluating the impact of this standard on our financial statements.

In February 2005, the FASB issued Emerging Issues Task Force (“EITF”) Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations.” The EITF gave guidance on how to evaluate whether the operations and cash flows of a disposed component have been or will be eliminated from ongoing operations and the types of continuing involvement that constitute significant continuing involvement in the operations of the disposed component. The adoption of this new guidance did not have an impact on our financial statements for the year ended October 31, 2005.

5. Stock-Based Compensation

Our employees participated in Agilent’s various incentive award plans, including employee stock purchase and incentive plans. Stock options are generally granted to employees at an exercise price equal to the fair market value of Agilent stock at the date of grant. Generally, options vest 25 percent per year, are fully vested four years from the grant date and have a term of ten years.

We follow the accounting provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and related interpretations for stock-based compensation granted to employees. Accordingly, compensation expense is recognized in our statement of revenues and operating expenses only when options are granted at an exercise price that is less than the market price of the underlying Agilent stock on the date of the grant. Any compensation expense is recognized ratably over the associated service period, which is generally the option vesting term.

The following table summarizes option activity for the years ended October 31, 2005, 2004 and 2003:

	Shares	Weighted Average Exerecise Price
	(in thousands)
Outstanding as of October 31, 2002	523	$42
Granted	595	17
Exercised	—	—
Cancelled under Option Exchange Program	(334)	54
Other cancellations	—	—

Outstanding as of October 31, 2003	784	28
Granted under Option Exchange Program	205	28
Other grants	233	33
Exercised	(51)	30
Cancellations	(36)	29

Outstanding as of October 31, 2004	1,135	28
Granted	108	22
Exercised	(162)	32
Cancellations	(248)	50

Outstanding as of October 31, 2005	833	26

The following table summarizes options exercisable and the fair value of options granted:

The following table summarizes information about all options outstanding at October 31, 2005:

	Shares	Weighted Average Exercise Price	Value using Black- Scholes Model
	(in thousands)
Options exercisable as of October 31, 2003	381	$28
Black-Scholes value of options granted during 2004			$17
Options exercisable as of October 31, 2004	329	$29
Black-Scholes value of options granted during 2005			$8
Options exercisable as of October 31, 2005	336	$30

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
	(in thousands)			(in thousands)
$ 0 - 15	5	7.1 years	$13	4	$13
$15.01 - 25	383	7.8 years	$19	88	$19
$25.01 - 30	219	4.7 years	$27	120	$27
$30.01 - 40	179	5.2 years	$34	77	$35
$40.01 - 50	32	3.5 years	$44	32	$44
$50 and over	15	4.3 years	$65	15	$65

	833		$26	336	$30

6. Inventory

	October 31,
	2005	2004
	(in thousands)
Finished goods	$1,961	$1,591
Work in process	1,956	1,926
Raw materials	739	831

Total	$4,656	$4,348

The total cost of products in the statement of revenues and operating expenses included inventory-related charges of $471,000, $593,000 and $1,786,000, less credits related to sales of previously written-down inventory of $465,000, $545,000, and $199,000 for the years ended October 31, 2005, 2004 and 2003, respectively. We record excess and obsolete inventory charges for inventory on our site as well as inventory at our contract manufacturers and suppliers where we have non-cancelable purchase commitments.

7. Machinery and Equipment, Net

	October 31,
	2005	2004
	(in thousands)
Test equipment	$9,561	$10,787
Computing equipment	7,094	4,384
Office equipment and other	100	55

Total machinery and equipment	16,755	15,226
Accumulated depreciation	(10,879)	(11,587)

Total	$5,876	$3,639

The operating costs and expenses in the combined statement of revenues and operating expenses included depreciation expense of $1,392,000, $1,051,000, and $1,266,000 in the years ended October 31, 2005, 2004 and 2003, respectively.

8. Technology Licenses

	Technology Licenses
	Gross Carrying Amount	Accumulated Amortization	Impairment	Net Book Value
	(in thousands)
As of October 31, 2004:
Purchased technology	$4,073	$(2,020)	$—	$2,053

As of October 31, 2005:
Purchased technology	$4,073	$(3,323)	$(750)	$—

Technology license assets are included in the statements of assets sold and liabilities transferred. Amortization of these licenses was $1,303,000, $1,440,000 and $580,000 for the years ended October 31, 2005, 2004 and 2003, respectively. An impairment charge of $750,000 was recorded to this asset class and charged to research and development expense in the year ended October 31, 2005. The impairment stems from the fact that we no longer plan to utilize the licensed technology in future product design and development or support of existing products. There will be no future amortization expense related to the existing licenses.

9. Indemnifications

Indemnifications to Hewlett-Packard

Agilent has given multiple indemnities to Hewlett-Packard Company in connection with its activities prior to its spin-off from Hewlett-Packard in June 1999 for the businesses that constituted Agilent prior to the spin-off. When our business operates as part of the purchaser’s business (see Note 1), it may acquire responsibility for indemnifications related to assigned intellectual property agreements. In our opinion, the fair value of these indemnifications is not material.

Other Indemnifications

As is customary in our industry and as provided for in local law in the U.S. and other jurisdictions, many of our standard contracts provide remedies to our customers and others with whom we enter into contracts, such as defense, settlement, or payment of judgment for intellectual property claims related to the use of our products. From time to time, we indemnify customers, as well as our suppliers, contractors, lessors, lessees, companies that purchase our businesses or assets and others with whom we enter into contracts, against combinations of loss, expense, or liability arising from various triggering events related to the sale and the use of our products, the use of their goods and services, the use of facilities and state of our owned facilities, the state of the assets and businesses that we sell and other matters covered by such contracts, usually up to a specified maximum amount. In addition, from time to time we also provide protection to these parties against claims related to undiscovered liabilities, additional product liability or environmental obligations. In our experience, claims made under such indemnifications are rare and the associated estimated fair value of the liability is not material.

10. Restructuring

Agilent currently has three restructuring plans — the “2001 Plan” initiated in the fourth quarter of 2001, the “2002 Plan” initiated in the fourth quarter of 2002, and the “2003 Plan” initiated in the first quarter of 2003 after it became clear that the actions Agilent took in fiscal 2001 and fiscal 2002 were not sufficient to return it to profitability.

All of these plans were designed to reduce costs and expenses in order to return Agilent to profitability. The three main components of these plans are workforce reductions, consolidation of excess facilities and evaluating and restructuring property, plant, and equipment, which included recording the impairment of some assets.

IOSD was affected by all of Agilent’s plans as Agilent focused on segments that were most severely impacted by the market downturn. Overall, we reduced our workforce by 128 employees since October 31, 2002, from 364 employees to 236 employees as of October 31, 2005 through attrition and involuntary terminations.

We incurred approximately $740,000, $3,241,000 and $8,900,000 in restructuring expenses including allocations from Agilent and SPG related to these actions for the years ended October 31, 2005, 2004 and 2003 respectively. These restructuring activities are essentially complete and were comprised primarily of work-force management expenses in all years. There were expenses of $272,000 and $838,000 related to the consolidation of excess facilities in the years ended October 31, 2004 and 2003 respectively.

A summary of the impact upon operating costs and expenses of the charges resulting from all restructuring plans, including Agilent expenses allocated to us is shown below.

	Year ended October 31,
	2005	2004	2003
	(in thousands)
Cost of products	$—	$551	$66
Research and development	162	1,746	6,128
Selling, general and administrative	578	944	2,706

Total restructuring expense	$740	$3,241	$8,900

The above table includes restructuring costs allocated by Agilent of $730,000, $1,191,000 and $2,198,000 for the years ending October 31, 2005, 2004 and 2003, respectively.

11. Retirement Plans and Post-retirement Benefits

General. Substantially all of our employees are covered under various Agilent defined benefit and/or defined contribution plans (“Retirement Plans”). Additionally, Agilent sponsors post-retirement health care benefits and a death benefit under the Agilent Survivor Protection Plan for our eligible U.S. employees.

U.S. Retirement-related Plans. Agilent provides U.S. employees, who meet eligibility criteria under the retirement and deferred profit-sharing plans, defined benefits which are generally based on an employee’s highest five consecutive years’ average pay during the years of employment and on length of service. Eligible employees outside the U.S. generally receive retirement benefits under various retirement plans based upon factors such as years of service and employee compensation levels. Eligibility is generally determined in accordance with local statutory requirements. Our U.S. retirees who retired prior to January 1, 2005, are also covered by a lump sum death benefit that is part of the Retiree Survivor’s Benefit Plan. In July 2004, the Retiree Survivor’s Benefit Plan was revised to eliminate the $5,000 Retiree Survivor Benefit for all U.S. retirees who retire on or after January 1, 2005.

401(k) defined contribution plan. Our U.S. eligible employees may participate in the Agilent Technologies, Inc. 401(k) Plan (“the 401(k) Plan”). Enrollment in the 401(k) Plan is automatic for employees who meet eligibility requirements unless they decline participation. Under the 401(k) Plan, Agilent provides matching contributions to employees up to a maximum of 4 percent of an employee’s annual eligible compensation. The maximum contribution to the 401(k) Plan is 50 percent of an employee’s annual eligible compensation, subject to regulatory and plan limitations. The 401(k) Plan expense is included in the corporate employee overhead rate allocation and not separately identifiable.

Post-retirement benefit plans. In addition to receiving pension benefits, our U.S. employees who meet retirement eligibility requirements as of their termination dates may participate in Agilent’s Non-Medicare Medical or Medicare Medical Plans (the “Post-retirement Medical Plans”). Our current U.S. employees could become eligible for these benefits, and the existing benefit obligation relates primarily to those employees. Once participating in a medical plan, retirees may choose from managed-care and indemnity options, with their contributions dependent on the options chosen and length of service. Agilent’s U.S. retirees are also covered by a lump sum death benefit that is part of the Agilent Survivor Protection Plan.

Plan amendments. In July 2004, the Compensation Committee of the Agilent Board of Directors approved design changes to Agilent’s Post-retirement Medical Plans and the Survivor Protection Plan. In addition, the Compensation Committee delegated certain authority to the Benefits Committee to amend plans as necessary to effectuate these design changes. The existing post-65 retirees are expected to be covered by a new Medicare Supplement Plan in 2005. The Medicare Supplement Plan will supplement Medicare coverage by reimbursing Medicare Parts A and B deductibles at 100 percent after Medicare pays its portion of the retiree’s expenses. No changes were made to the Post-retirement Medical Plans for current pre-65 retirees. The Post-retirement Medical Plans for certain future pre-65 retirees will be revised to establish retiree medical accounts for the benefit of such retirees, and will be funded with amounts as determined by Agilent, in lieu of the managed care and indemnity options currently offered under the Post-retirement Medical Plans. Finally, the Agilent Survivor Protection Plan was revised to eliminate the $5,000 Retiree Survivor Benefit for all U.S. retirees who retire on or after January 1, 2005. None of these design changes had a material impact on the financial statements as of and for the year ended October 31, 2004.

Medicare Prescription Drug, Improvement and Modernization Act of 2003. In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Act”) was passed which expands Medicare to include an outpatient prescription drug benefit beginning in 2006. In May 2004, the FASB issued FSB 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which provides guidance on how companies should account for the impact of the Act on its postretirement healthcare plans. Beginning in 2006, the federal government will provide a non-taxable subsidy to employers that sponsor prescription drug benefits to retirees who are “actuarially equivalent” to Medicare Part D benefits. Agilent has determined that the prescription drug benefits offered under the plans qualify for this subsidy. Effective fourth quarter 2004, assuming that Agilent would continue to offer these benefits, Agilent has reflected the expected subsidy according to the guidance in FSP 106-2 prospectively in Agilent’s financial statements. The adoption of FSP 106-2 had no material impact on net plan costs.

Non-U.S. Retirement Benefit Plans. Eligible employees outside the U.S. generally receive retirement benefits under various retirement plans based upon factors such as years of service and employee compensation levels. Eligibility is generally determined in accordance with local statutory requirements.

Costs for All U.S. and Non-U.S. Plans. The following table provides the principal components of total retirement related benefit plans impact on the excess (shortfall) of revenues over operating expenses of the Business for the years ended October 31, 2005, 2004 and 2003. Substantially all costs related to the U.S. plans. The total costs for the Non-US plans are excluded from the below table, however such amounts were insignificant during each of the periods presented.

	Year ended October 31,
	2005	2004	2003
Defined benefit and contribution pension plan costs	$1,345	$1,473	$1,875
Non-pension post-retirement benefit costs	88	304	315

Total retirement-related costs	$1,433	$1,777	$2,190

Assumptions. The assumptions used to determine the benefit obligations and expense for Agilent’s U.S. defined benefit and post-retirement benefit plans are presented in the table below.

	Year Ended October 31,
	2005	2004	2003
U.S. defined benefit plans:
Discount rate	5.75%	6.25%	6.75%
Average increase in compensation levels	4.00%	4.25%	5.25%
Expected long-term return on assets	8.50%	8.75%	8.75%
U.S. post-retirement benefits plans:
Discount rate	5.75%	6.25%	6.75%
Expected long-term return on assets	8.50%	8.75%	8.75%
Current medical cost trend rate	10.0%	10.0%	9.0%
Ultimate medical cost trend rate	5.0%	5.0%	5.5%
Medical cost trend rate decreases to ultimate rate in year	2010	2009	2007

These benefit plan expenses are shown because they were costs associated with the Business during these respective periods. PMC did not purchase assets and liabilities of the Retirement Plans or assume liabilities of the post-retirement benefit plans and accordingly, the statements of assets sold and liabilities transferred do not reflect the Retirement Plans’ assets or obligations of the Retirement Plans or post-retirement benefits plans.

12. Commitments

Operating Lease Commitments: Agilent leases certain real and personal property from unrelated third parties under non-cancelable operating leases. The obligations under one such lease will be assumed as part of the Purchase and Sale Agreement. The future minimum lease payments under this lease at October 31, 2005 was $606,000 for 2006, $606,000 for 2007, $606,000 for 2008, $606,000 for 2009, and $531,000 for 2010. This lease requires Agilent to pay property taxes, insurance and routine maintenance, and includes escalation clauses, recorded on a straight line basis. A portion of these charges are allocated to the Business. All rent expenses in connection with this lease for the years ended October 31, 2005, 2004 and 2003 were allocated to the Business (see Note 3, “Transactions between Agilent and Storage and Avago”).

Software License Commitments: Agilent contracts with computer automated design (“CAD”) software vendors to supply licensed software used in the design of semiconductor products. A certain portion of these software licenses used by IOSD will be assigned to PMC as part of the Purchase and Sale Agreement. Future license fee commitments associated with the IOSD’s assignable licenses as of October 31, 2005 were $3,803,000 for 2006, $3,916,000 for 2007, $3,733,000 for 2008 and $3,748,000 for 2009. All royalty expenses in connection with these licenses for the years ended October 31, 2005, 2004 and 2003 were allocated to the Business (see Note 3, “Transactions between Agilent and Storage and Avago”).

13. Contingencies

We are involved in lawsuits, claims, investigations and proceedings, including patent, commercial and environmental matters that arise in the ordinary course of business. There are no such matters pending that we expect to be material in relation to our business, combined financial statements.

14. Segment Reporting

Description of segment. We operate in one business segment. We are a leading supplier of Fibre Channel protocol controllers and other components used in enterprise and storage networking solutions.

Major customers. Three end-user customers represented 10 percent or more of our total net revenue during the years ended October 31, 2005 and 2004. For the year ended 2005, these customers represented 41%, 16% and 10% of revenues, respectively. In 2004, these customers represented 40%, 18% and 10%, respectively. Four end-user customers represented 10 percent or more of our total net revenue during the year ended October 31, 2003. These customers represented 35%, 12%, 11% and 11%, respectively.

Geographic Information

	United States	Singapore	Rest of the World	Total
	(in thousands)
Net revenues:
Year ended October 31, 2005	$38,938	$47,519	$25,365	$111,822
Year ended October 31, 2004	$44,413	$38,886	$29,741	$113,040
Year ended October 31, 2003	$54,725	$28,364	$32,227	$115,316
Long-lived assets:
October 31, 2005	$5,521	$355	$—	$5,876
October 31, 2004	$3,351	$288	$—	$3,639

15. Subsequent Event

On August 14, 2005, Agilent entered into an Asset Purchase Agreement with Argos Acquisition Pte. Ltd. providing for the sale of substantially all of the assets and the transfer of certain liabilities of SPG. Argos subsequently changed its name to Avago Technologies Pte. Ltd. Under the terms of the Asset Purchase Agreement, the purchase price payable was $2.66 billion, subject to certain adjustments. The transaction closed on December 1, 2005. On October 28, 2005, Argos entered into a definitive agreement for the sale of certain of the assets and the transfer of certain liabilities of our Business to PMC. Under the terms of the Purchase and Sale Agreement, the purchase price payable will be $425 million, subject to adjustments. The transaction is subject to other customary closing conditions. We anticipate the transaction to close during the quarter ending April 30, 2006.